--------------------------------------------------------------------------------

ROBISON, HILL & CO.                               CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
                                                  Brent M. Davies, CPA
                                                  David O. Seal, CPA
                                                  W. Dale Westenskow, CPA
                                                  Barry D. Loveless, CPA


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated March 22, 2006, except as to the restatement discussed in Note 1 to the financial statements which is as of November 2, 2006, accompanying the financial statements of NB Telecom, Inc. which are included in this Form SB-2 registration statement. We consent to the inclusion in the registration statement of the aforementioned reports.

         We also consent to the reference to us under the caption "Experts" in the SB-2




 /s/ Robison, Hill & Co.
Robison, Hill & Co.
Certified Public Accountants
Salt Lake City, Utah
November 10, 2006